Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:
Oxbridge Re Holdings Limited
Jay Madhu, CEO
345-749-7570
jmadhu@oxbridgere.com

Oxbridge Re Announces Filing of SPAC Registration Statement

GRAND CAYMAN, Cayman Islands (July 19, 2021) – Oxbridge Re (NASDAQ: OXBR)(the “Company”) announced today that Oxbridge Acquisition Corp. (“Oxbridge Acquisition”), a Cayman Islands special purpose acquisition company and an indirect subsidiary of the Company, filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) in connection with a proposed initial public offering of its units. The Company’s wholly owned licensed reinsurance subsidiary, Oxbridge Reinsurance Limited (“Oxbridge Reinsurance”), is the lead investor in Oxbridge Acquisition’s sponsor and is making the investment pursuant to its reinsurance business plan under which Oxbridge Reinsurance intends to invest in SPACs that are sponsored and/or managed by the Company’s management team, such that the investments contribute to the growth of capital and surplus of Oxbridge Reinsurance over time. Oxbridge Acquisition intends to concentrate its efforts for a target in the disruptive technology market, with a particular focus in the insurance technology (InsurTech), blockchain and artificial intelligence technology sectors.

The proposed public offering is expected to have a base offering size of $100 million, or up to $115 million if the underwriters’ over-allotment option is exercised in full. Oxbridge Acquisition is directly initially owned by OAC Sponsor Ltd., a Cayman Islands exempted company (“OAC Sponsor”) that was organized by, and to which the initial capital was contributed by, the Company’s executive officers. Under the terms of the proposed public offering, OAC Sponsor would own 20% of Oxbridge Acquisition’s issued and outstanding common stock upon the consummation of the offering. Oxbridge Acquisition will be managed by the Company’s management team.

Maxim Group LLC is acting as sole book-running manager for the offering.

When available, copies of the prospectus related to the proposed initial offering by Oxbridge Acquisition may be obtained for free by visiting Edgar on the SEC's website at www.sec.gov or from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

The Registration Statement relating to the securities of Oxbridge Acquisition Corp. has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements:

This Press Release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed initial public offering of Oxbridge Acquisition Corp. and its management. The statements involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various risks and uncertainties. Investors should refer to the risks detailed from time to time in the reports the Company files with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ.

About Oxbridge Re Holdings Limited
Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge Re’s licensed reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts and it makes investments that can contribute to the growth of capital and surplus in its licensed reinsurance subsidiaries over time. The company’s ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols “OXBR” and “OXBRW,” respectively.